FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2011 FIRST QUARTER RESULTS

Pompano Beach, FL – February 9, 2011 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carry and protective solutions, today announced financial results for its first fiscal quarter ended December 31, 2010.

Fiscal 2011 First Quarter Financial Results – Compared to Fiscal 2010 First Quarter:

  Net sales increased $1.8 million, or 45%, to $6.0 million in the 2011 Quarter due to higher sales of diabetic products, which increased $1.1 million, or 38%, and higher sales of “Other Products”, which increased $0.7 million, or 64%.

  Gross profit increased $0.5 million, or 49%, to $1.4 million in the 2011 Quarter primarily due to the increase in net sales as well as increases in other components of cost of goods sold, offset in part by higher materials costs.

  Selling expenses of $0.4 million decreased $17 thousand, or 4%, in the 2011 Quarter primarily due to lower personnel costs.

  General and administrative expenses increased $0.3 million, or 38%, to $0.9 million in the 2011 Quarter primarily due to higher personnel costs.

  Other (expense) income declined $13 thousand to $6 thousand of expense in the 2011 Quarter due primarily to lower average interest rates on slightly lower cash balances compared to the 2010 Quarter while foreign currency losses decreased slightly.

  Net income was $17 thousand in the 2011 Quarter compared to a net loss of $0.2 million in the 2010 Quarter. The improvement resulted from higher gross profit on higher sales, offset in part by higher operating expenses and slightly higher other expense.

Brett M. Johnson, Forward’s President and Chief Executive Officer, commented: “We are pleased to turn in a profitable first quarter, which was largely driven by the sales growth in our diabetic products line. However, we are also pleased with the progress we have made in building sales and diversifying our OEM customer base in our other products line. We believe there is significant opportunity for further progress in Fiscal 2011 as we look to expand and diversify our product lines, distribution channel, and customer base, with the purpose of positioning the Company as a leader in technology accessory offerings.”

The tables below present our Fiscal 2011 first quarter results and are derived from the Company’s unaudited, condensed consolidated financial statements included in its Form 10-Q filed today with the Securities and Exchange Commission. Please refer to the Form 10-Q for complete, interim financial statements, and more detailed information regarding the Company’s results of operations and financial condition relating to the three-month period ended December 31, 2010, as well as the Company’s Form 10-K for the fiscal year ended September 30, 2010, for additional information.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties. Actual results may differ substantially from those expressed or implied in such forward looking statements due to a number of factors. Such risk factors include but are not limited to those discussed in Item 2, Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q filed today with the SEC, as well as in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, which factors are incorporated herein by reference.

Such risk factors include, among others: the loss of any key customer or material sales in our Diabetic Products line, where customer and sales concentration are high; whether important customers reduce or discontinue inclusion of carry solutions “in box” with their electronic products; the impact on our business and results of operations of an acquisition or the failure to make an acquisition; the potential lag in time between increased operating expenses incurred to implement our growth strategy and the time we begin to realize the benefits in increased revenue, if at all; the concentration of our accounts receivable in a small number of customers and our ability to collect payment; the adverse impact of customer pricing pressures on gross margins; fluctuations in foreign currency exchange rates that could result in increased costs or reduced revenues; levels of demand and pricing generally for electronic devices sold by our customers for which we supply carry solutions; the development of quality control, delivery, or pricing issues involving our Asian suppliers; uncertainties in the financial and credit markets; changes in, governmental regulations; variability in order flow from our OEM customers; a significant change in the Company’s relationship with one or more key customers (including changes affecting their businesses); the loss of key sales personnel who have significant influence on our relationships with some of our largest customers; and losses on our uninsured cash balances at commercial banks where a failure occurs.

About Forward Industries

Forward Industries, Inc. designs and distributes custom carrying case solutions for hand held electronic devices. Forward’s products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com.

CONTACT:

Forward Industries, Inc.

James McKenna, CFO

(954) 419-9544

FORWARD INDUSTRIES, INC.

CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2010	2009
Net sales.................................................................................................................	$5,968,208	$4,126,772
Cost of goods sold..................................................................................................	4,591,675	3,202,577
Gross profit............................................................................................................	1,376,533	924,195

Operating expenses:
Selling...............................................................................................................	440,992	458,272
General and administrative............................................................................	912,320	660,121
Total operating expenses......................................................................	1,353,312	1,118,393

Income (loss) from operations.............................................................................	23,221	(194,198)

Other (expense) income:
Interest income................................................................................................	5,654	20,332
Other expense, net...........................................................................................	(11,400)	(13,120)
Total other (expense) income................................................................	(5,746)	7,212

Net income (loss) ....................................................................................................	$17,475	($186,986)

Net income (loss) per common and common equivalent share
Basic...................................................................................................................	$0.00	($0.02)
Diluted................................................................................................................	$0.00	($0.02)

Weighted average number of common and common equivalent shares outstanding
Basic....................................................................................................................	8,060,672	7,940,257
Diluted.................................................................................................................	8,132,408	7,940,257

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2010	2010
Assets	(Unaudited)
Current assets:
Cash and cash equivalents.......................................................................................	$18,121,051	$18,471,520
Accounts receivable, net .........................................................................................	4,650,380	4,621,181
Inventories, net..........................................................................................................	1,395,914	1,036,386
Prepaid expenses and other current assets............................................................	294,320	240,651
Total current assets......................................................................................	24,461,665	24,369,738

Property and equipment, net........................................................................................	116,842	115,205
Other assets....................................................................................................................	46,032	46,032
Total assets.....................................................................................................................	$24,624,539	$24,530,975

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable.......................................................................................................	$2,772,204	$2,439,273
Accrued expenses and other current liabilities......................................................	535,128	885,332
Total current liabilities................................................................................	3,307,332	3,324,605

Commitments and contingencies...............................................................................	--	--

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued and outstanding..............................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized; 8,791,296 and 8,761,629 shares issued; and 8,084,886 and 8,055,219 shares outstanding........................................	87,913	87,616
Capital in excess of par value...............................................................................	16,562,207	16,469,142
Treasury stock, 706,410 shares at cost, respectively ......................................	(1,260,057)	(1,260,057)
Retained earnings..................................................................................................	5,927,144	5,909,669
Total shareholders' equity...........................................................................................	21,317,207	21,206,370
Total liabilities and shareholders’ equity.................................................................	$24,624,539	$24,530,975